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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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            EL PASO CORPORATION ANNOUNCES SLATE FOR 2003 ANNUAL
                                  MEETING

HOUSTON, TX, APRIL 7, 2003--El Paso Corporation (NYSE:EP) today announced its slate of director nominees to be voted on at the company's annual meeting in June 2003.

El Paso's 12 Board nominees are:

o    John M. Bissell - Chairman of the Board, BISSELL Inc.
o    Juan Carlos Braniff - Vice Chairman, Grupo Financiero BBVA Bancomer
o James L. Dunlap - Business Consultant; Former Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation
o Robert W. Goldman - Business Consultant; Former Senior Vice President, Finance and Chief Financial Officer of Conoco Inc.
o    Anthony W. Hall, Jr. - City Attorney, City of Houston, Texas
o    Ronald L. Kuehn, Jr. - Chairman and Chief Executive Officer, El Paso
     Corporation
o J. Carleton MacNeil, Jr. - Financial Consultant, Securities and Investment Brokerage
o    Thomas R. McDade - Senior Partner, McDade Fogler Maines, L.L.P.
o    J. Michael Talbert - Chairman of the Board, Transocean Inc.
o    Malcolm Wallop - Chairman, Western Strategy Group
o    John Whitmire - Chairman of the Board, CONSOL Energy, Inc.
o    Joe B. Wyatt - Chancellor Emeritus, Vanderbilt University

"In selecting our slate for this year's annual meeting, El Paso has undertaken a process designed to assure continuity while effecting measured change in the composition of our Board of Directors," said Ronald L. Kuehn, Jr., El Paso's chairman and chief executive officer. "The combined expertise of El Paso's nominees in the energy industry, finance, academia and the law, and the mix of new directors and directors with detailed knowledge of our company, will create a Board that is particularly well-equipped to help us achieve our long-term goals. The individuals on our slate are leaders in their respective fields. Their complementary knowledge and skills will add tremendous value to our organization. Under their objective and independent leadership, we will be well-positioned to continue executing on our operational and financial plan while substantially enhancing the value of our core businesses."

Current Board members Byron Allumbaugh, James F. Gibbons, and William A. Wise will not be standing for re-election. Mr. Kuehn said, "I would like to thank Byron Allumbaugh, Jim Gibbons, and Bill Wise for their many years of hard work and dedicated service to El Paso's Board."

El Paso noted that all but one of the 12 Board nominees are independent; 11 have substantial experience serving on public company boards; five have extensive management and operating experience in the oil and gas industry; four hold or have held positions as Chairman, President or Chief Executive Officer of a New York Stock Exchange (NYSE)-listed company; and the company's nominees have operating experience at more than a dozen energy industry companies, including Conoco, CONSOL Energy, Lone Star Gas, Ocean Energy, Phillips, Shell, Sonat, Texaco, Transocean, Union Texas Petroleum and United Meridian. The company also noted that, of its 12 nominees, four joined the El Paso Board this year, four are prior Coastal board members and two are prior Sonat board members.

Corporate Governance
--------------------

The El Paso Board of Directors has adopted corporate governance policies that meet or exceed all of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (SEC), and the proposed NYSE regulations. The company's policies have been developed taking into account not only legal and regulatory requirements but also current corporate governance best practices.

o 11 of the company's 12 Director nominees meet the independence standards of the NYSE and applicable law. El Paso requires that a minimum of 75 percent of its Directors be non-management Directors.

o Since September 2002, the company has had a Lead Director to lead sessions of the Board of Directors without management. The Board regularly meets without management Directors. John M. Bissell, a former director of Coastal, serves as Lead Director.

o El Paso Directors cannot serve on the boards of more than four other public companies and are required to attend a full-day program of continuing board education at least once every two years.

o The audit committee consists solely of Directors who meet the heightened independence requirements for audit committee members and the NYSE's financial literacy standards. The committee includes a financial expert within the meaning of the Sarbanes-Oxley Act and applicable SEC rules.

o The company's compensation and governance committees consist solely of independent Directors.

o The company's corporate governance guidelines and the charters of each of the company's standing committees are publicly available, and each committee is authorized to engage its own advisors and counsel.

o The company has a mandatory age limit that precludes Directors standing for re-election in the year following their 73rd birthday.

o The company has adopted minimum stock ownership requirements for Directors and executive officers.

o The company has no staggered board and no rights plan or "poison pill," and proposes to eliminate its "Fair Price" supermajority charter provision at this year's annual meeting.

Operational and Financial Plan
------------------------------

El Paso has been engaged for more than 15 months in a process of repositioning the company to address the challenges facing El Paso and the energy industry as a whole.

In the period from December 2001 through the end of 2002, El Paso:

o    Closed $3.9 billion of non-core asset sales;
o    Secured a new revolving credit facility with a term-out option to May
     2004;
o Issued approximately $2.5 billion of equity and equity-linked securities;
o Cut $300 million of operating expenses; andBegan an orderly exit from the trading business.

The company has developed and has been implementing a disciplined operational plan for 2003. Since the beginning of 2003, El Paso has:

o Completed or signed asset sales of more than $1.7 billion--more than 50 percent of the company's goal of $3.4 billion for 2003;
o Substantially reduced capital expenditures to approximately $2.6 billion for 2003 -- a 35-percent decrease from 2002;
o Continued exiting the trading business by selling its European natural gas book;
o    Completed two debt offerings of 7-year notes totaling $700 million;
o Targeted annual cost reductions of $150 million for 2003--over and above annual expense reductions of approximately $300 million in 2002;
o Reached an agreement in principle to resolve the principal litigation and claims relating to the sale or delivery of natural gas and/or electricity to or in the Western U.S.; and
o Actively engaged in a process to extend the maturity of its principal credit facilities.

In addition, El Paso is undertaking a top-to-bottom analysis to achieve substantial further cost reductions. The company is committed to reducing expenses and designing the most cost-efficient structure possible for its businesses. El Paso is also working to recapture as promptly as practicable substantial amounts of the cash collateral currently committed to its trading, petroleum and other businesses.

El Paso continues to move forward with the negotiation and execution of numerous financing, asset sale and other transactions that are necessary to meet the objectives of its plan. El Paso's Board nominees are committed to continuing this process in order to complete the repositioning of the company, enhance the value of its core businesses and ensure that El Paso delivers the value inherent in its businesses.

Biographical Information
------------------------

Additional biographical information on each of the nominees follows below.

Name, Principal Occupation
And Other Selected Information
Concerning Nominees for Director

JOHN M. BISSELL                                          Director since 2001
Chairman of the Board,
BISSELL Inc.,
Grand Rapids, Michigan -- Floor Care
Appliance and Detergent Manufacturer.
Age -- 72

Lead Director
Member -- Audit Committee
Member -- Compensation Committee

Mr. Bissell served as a director of The Coastal Corporation from 1985 to January 2001. During the past five years, Mr. Bissell has been the Chairman of the Board of BISSELL Inc. He has served in various executive capacities at BISSELL Inc. since 1966. Mr. Bissell served as a director of American Natural Resources Company, parent holding company of ANR Pipeline Company, from May 1983 to June 1996, at which time there was a reduction in the number of directors and he did not stand for re-election.

JUAN CARLOS BRANIFF                                      Director since 1997
Vice Chairman,
Grupo Financiero BBVA Bancomer,
Mexico City, Mexico-- Commercial Banking Institution.
Age-- 45

Chairman -- Audit Committee
Member -- Finance Committee

Mr. Braniff has served as Vice Chairman of Grupo Financiero BBVA Bancomer since October 1999. He served as Deputy Chief Executive Officer of Retail Banking from September 1994 to October 1999. He served as Executive Vice President of Capital Investments and Mortgage Banking from December 1991 to September 1994. Mr. Braniff is currently a member of the Board of Directors of Fomento Econ?mico Mexicano S.A. de C.V. and Coca Cola FEMSA S.A. de C.V.

JAMES L. DUNLAP                                          Director since 2003
Business Consultant.
Age -- 65

Member -- Compensation Committee
Member -- Governance Committee

Mr. Dunlap served as Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation from 1996 to 1999. He was responsible for exploration and production and the development of the international exploration business. For 33 years prior to that date, Mr. Dunlap served Texaco, Inc. in various positions, including Senior Vice President, President of Texaco USA, President and Chief Executive Officer of Texaco Canada Inc. and Vice Chairman of Texaco Ltd., London. Mr. Dunlap is currently a member of the Board of Directors of Massachusetts Mutual Life Insurance Company and a member of the corporation of Woods Hole Oceanographic Institution.

ROBERT W. GOLDMAN                                        Director since 2003
Business Consultant.
Age -- 60

Chairman -- Finance Committee
Member -- Audit Committee

Mr. Goldman's primary occupation has been as a business consultant since October 2002. He served as Senior Vice President, Finance and Chief Financial Officer of Conoco Inc. from 1998 to 2002 and Vice President, Finance from 1991 to 1998. For more than five years prior to that date he held various executive positions with Conoco Inc. and E.I. Du Pont de Nemours & Co., Inc. Mr. Goldman was also formerly Vice President and Controller of Conoco Inc. and Chairman, Accounting Committee, American Petroleum
Institute.

ANTHONY W. HALL, JR.                                     Director since 2001
City Attorney,
City of Houston, Texas.
Age -- 58

Member -- Governance Committee
Member -- Finance Committee

Mr. Hall served as a director of The Coastal Corporation from August 1999 until January 2001. Mr. Hall has been City Attorney of the City of Houston since March 1998 and prior to that was a partner in the law firm of Jackson Walker, LLP.

RONALD L. KUEHN, JR.                                     Director since 1999
Chairman of the Board and Chief Executive Officer,
El Paso Corporation.
Houston, Texas-- Diversified Energy Company.
Age -- 68

Mr. Kuehn has been Chairman of the Board and Chief Executive Officer since March 2003. From September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December 31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc. from June 1984 until his retirement on October 25, 1999. He was Chairman of the Board of Sonat Inc. from April 1986 until his retirement. He is a director of AmSouth Bancorporation, Praxair, Inc. and The Dun & Bradstreet Corporation.

J. CARLETON MACNEIL, JR.                                 Director since 2001
Financial Consultant.
Age -- 68

Member -- Audit Committee
Member -- Governance Committee

Mr. MacNeil served as a director of The Coastal Corporation from 1997 until January 2001. During the past five years, Mr. MacNeil's occupation has been securities brokerage and investments. Mr. MacNeil served as a director of American Natural Resources Company, parent holding company of ANR Pipeline Company from August 1993 until June 1996, at which time there was a reduction in the number of directors and he did not stand for re-election.

THOMAS R. MCDADE                                         Director since 2001
Senior Partner,
McDade Fogler Maines, L.L.P.
Houston, Texas -- Law Firm.
Age -- 70

Member -- Finance Committee

Mr. McDade served as a director of The Coastal Corporation from 1993 until January 2001. During the past five years, Mr. McDade has been the Senior Partner at the law firm of McDade Fogler Maines, L.L.P., Houston, Texas. He was with the Fulbright & Jaworski law firm for 30 years and became a partner in 1971 and Senior Partner and a member of the Senior Advisory Committee of that firm in 1989. Mr. McDade was a member of the Board of Directors of Equity Corporation International, and served on its Compensation Committee until its merger into Service Corporation International in January 1999.

J. MICHAEL TALBERT                                       Director since 2003
Chairman of the Board,
Transocean Inc.
Houston, Texas-- Offshore Drilling Company.
Age-- 56

Member -- Compensation Committee
Member -- Finance Committee

Mr. Talbert has been Chairman of the Board of Transocean Inc. since October 2002. He served as Chief Executive Officer of Transocean Inc. and its predecessor companies from 1994 until October 2002, and has been a member of its Board of Directors since 1994. He served as President and Chief Executive Officer of Lone Star Gas Company from 1990 to 1994. He served as President of Texas Oil & Gas Company from 1987 to 1990, and served in various positions at Shell Oil Company from 1970 to 1982. Mr. Talbert is a past Chairman of the National Ocean Industries Association and a member of the University of Akron's College of Engineering Advancement Council.

MALCOLM WALLOP                                           Director since 1995
Chairman,
Western Strategy Group,
Arlington, Virginia -- Political Foundation,
President,
Frontiers of Freedom Foundation,
Arlington, Virginia -- Consulting Group.
Age -- 70

Chairman -- Governance Committee
Member -- Audit Committee

Mr. Wallop became Chairman of Western Strategy Group in January 1999, and has been President of Frontiers of Freedom Foundation since January 1996. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc. and Sheridan State Bank.

JOHN WHITMIRE                                            Director since 2003
Chairman of the Board,
CONSOL Energy, Inc.,
Pittsburgh, Pennsylvania -- Multifuel Energy Provider
  And Energy Service Provider.
Age -- 62

Member -- Compensation Committee

Mr. Whitmire has been chairman of CONSOL Energy, Inc. since March 1999. He has served as Chairman and CEO of Union Texas Petroleum Holdings, Inc. from 1996 to 1998, and spent over 30 years serving Phillips Petroleum Company in various positions including Executive Vice President of Worldwide Exploration and Production from 1992 to 1996 and Vice President of North American Exploration and Production from 1988 to 1992. He also served as a member of the Board of Directors of Phillips Petroleum Company from 1994 to 1996. He is a member of the Board of Directors of GlobalSantaFe.

JOE B. WYATT                                             Director since 1999
Chancellor Emeritus,
Vanderbilt University,
Nashville, Tennessee -- Higher Education.
Age -- 67

Chairman -- Compensation Committee
Member -- Governance Committee

Mr. Wyatt has been Chancellor Emeritus of Vanderbilt University since August 2000. For more than five years prior to that date, he served as Chancellor, Chief Executive Officer and Trustee of Vanderbilt University. From 1994 until October 1999, Mr. Wyatt was a director of Sonat Inc. He is a member of the Board of Directors of Ingram Micro, Inc. and Hercules, Inc.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in production, pipelines, midstream services, and power. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit WWW.ELPASO.COM .

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This letter includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; actions by the credit rating agencies; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; the successful close of financing transactions, including an extension of our bank facilities; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies; competition; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

Prior to its 2003 annual meeting, El Paso will furnish to its shareholders El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Mackenzie Partners, Inc at
(800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. Also, El Paso may express opinions and beliefs. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in the Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003, as amended by Schedules 14A filed by El Paso on March 18, 2003, April 1, 2003 and April 7, 2003.

CONTACTS

Communications and Government Affairs   Investor Relations
Norma F. Dunn, Senior Vice President    Bruce L. Connery, Vice President
Office: (713) 420-3750                  Office:  (713) 420-5855
Fax: (713) 420-3632                     Fax:     (713) 420-4417


                        Alternate Contacts
                        Joele Frank/Dan Katcher
                        Joele Frank, Wilkinson Brimmer Katcher
                        Office: (212) 355-4449
                        Fax: (212) 355-4554